UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 31, 2014

PDL BioPharma, Inc.

(Exact name of Company as specified in its charter)

000-19756
(Commission File Number)

Delaware	94-3023969
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation)

932 Southwood Boulevard
Incline Village, Nevada 89451
(Address of principal executive offices, with zip code)

(775) 832-8500
(Company’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2014, PDL BioPharma, Inc. (the Company) entered into a settlement agreement with Genentech, Inc. (Genentech) and F. Hoffmann-La Roche Ltd. (Roche) which resolves all outstanding legal disputes between the parties, including its Nevada litigation with Genentech and Roche and its arbitration proceedings with Genentech related to the audit of royalties on sales.

Under the terms of the agreement, effective retroactively to August 15, 2013, Genentech will pay a fixed royalty rate of 2.125 percent on worldwide sales of Avastin®, Herceptin®, Lucentis®, Xolair®, Kadcyla® and Perjeta®, as compared to the previous tiered royalty rate in the U.S and the fixed rate on all ex-U.S based manufactured and sold licensed products. Pursuant to the agreement, Genentech and Roche confirm that Avastin, Herceptin, Lucentis, Xolair and Perjeta are licensed products as defined in the relevant license agreements between the parties, and further agree that Kadcyla is a licensed product. Genentech will pay these royalties on all worldwide sales of Avastin, Herceptin, Xolair, Perjeta and Kadcyla occurring on or before December 31, 2015. With respect to Lucentis, Genentech will owe no royalties on U.S. sales occurring after June 30, 2013, and will pay a royalty of 2.125 percent on all ex-U.S. sales occurring on or before December 28, 2014. Pursuant to a separate agreement, Roche Glycart agreed that Gazyva® is a licensed product. The royalty term and royalty rate for Gazyva remain unchanged from the existing license agreement pertaining thereto.

The agreement precludes Genentech and Roche from challenging the validity of PDL’s Queen patents, including its supplementary protection certificates in Europe (“SPCs”), from contesting their obligation to pay royalties, from contesting patent coverage for Avastin, Herceptin, Lucentis, Xolair, Perjeta, Kadcyla and Gazyva and from assisting any third party in challenging PDL’s Queen patents and SPCs. The agreement further outlines the conduct of any audits initiated by PDL of the books and records of Genentech in an effort to ensure a full and fair audit procedure. Finally, the agreement clarifies that the sales amounts from which the royalties are calculated do not include certain taxes and discounts.

The settlement and the related agreements are conditional upon entry of a proposed order dismissing the underlying litigation and dismissal of the AAA arbitration filed by PDL.

Item 8.01	Other Events.

On February 3, 2014, the Company issued a press release announcing its execution of the settlement agreement. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Statements

This filing and the press release include “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “projects”, “forecasts”, “may”, “should”, variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development, product potential or financial performance. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect the business of PDL and its markets, particularly those discussed in the risk factors and cautionary statements contained in the Company’s 2012 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2013, as updated by subsequent periodic reports. All forward-looking statements are expressly qualified in their entirety by such factors. The forward-looking statements are representative only as of the date they are made, and PDL assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDL BIOPHARMA, INC.
(Company)

By:	/s/ Christopher Stone
Christopher Stone
Vice President and General Counsel

Dated: February 3, 2014

Exhibit Index

Exhibit No.	Description
99.1	Press Release